UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2024

NEW PROVIDENCE ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Delaware	001-41023	86-1433401
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

401 S County Road #2588
Palm Beach, Florida	33840
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 231-7070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, $0.0001 par value, and one-third of one redeemable Warrant	NPABU	The Nasdaq Stock Market LLC
Class A Common Stock included as part of the Units	NPAB	The Nasdaq Stock Market LLC
Warrants included as part of the Units, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	NPABW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 8, 2024, New Providence Acquisition Corp. II (the “Company”) announced that its board of directors (the “Board”) has determined that the Company (i) will abandon and not implement the proposal to extend the date by which the Company must consummate an initial business combination from November 9, 2024 to November 9, 2025, which proposal was approved by the Company’s stockholders at the special meeting of stockholders held on November 1, 2024, (ii) will cease all operations except for the purpose of winding up as soon as practicable, (iii) will as promptly as reasonably possible redeem the shares of Class A common stock (the “Public Shares”) that were included in the units issued in the Company’s initial public offering (the “IPO”) at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (the “Trust Account”), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law (the “Redemption”), and (iv) will as promptly as reasonably possible following the Redemption, subject to the approval of the Company’s remaining stockholders and its Board, liquidate the funds held in the Trust Account (the “Liquidation”) and dissolve the Company (the “Dissolution”), subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless. New Providence Acquisition II LLC, the Company’s sponsor, has agreed to waive its redemption rights with respect to the shares of Class B common stock of the Company issued prior to the IPO, including shares of the Company’s Class A common stock issued upon conversion of the Class B common stock.

In order to provide for the disbursement of funds from the Trust Account, the Company will instruct Continental Stock Transfer & Trust Company (“Continental”), as its trustee, to take all necessary actions to effect the Liquidation. The proceeds thereof, less $100,000 of interest to pay dissolution expenses and net of franchise and income taxes payable, will be held in a trust operating account while awaiting disbursement to the holders of the Public Shares. The Company expects to redeem all of the outstanding Public Shares for an estimated redemption price of approximately $10.89 per share (the “Redemption Amount”) after the payment of up to $100,000 of dissolution expenses, but before the payment of taxes. All other costs and expenses associated with implementing the Dissolution will be funded from proceeds held outside of the Trust Account. Record holders of Public Shares will receive their pro rata portion of the proceeds of the Trust Account by delivering their Public Shares to Continental, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. The Redemption Amount is expected to be paid out within ten business days after the instruction to Continental to commence the Redemption and Liquidation.

A copy of the press release announcing the Redemption, Liquidation and Dissolution is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description of Exhibits
99.1	Press Release dated November 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2024

NEW PROVIDENCE ACQUISITION CORP. II

By:	/s/ Gary P. Smith
Name:	Gary P. Smith
Title:	Chief Executive Officer and Director

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